UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
6.50% Series D Mandatory Convertible Preferred Stock, $1.00 Par Value	AIZP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Underwriting Agreement

On August 15, 2019, Assurant, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, relating to the public offering and sale by the Company of $350.0 million aggregate principal amount of its 3.700% Senior Notes due 2030 (the “2030 Notes”). The Company intends to use the net proceeds from this offering (and available cash on hand, to the extent necessary) to fund the purchase of up to $100.0 million aggregate principal amount of its 6.750% Senior Notes due 2034 (the “2034 Notes”) in the Tender Offer (as defined below), to redeem all or a portion of the $300.0 million outstanding principal amount of its Floating Rate Senior Notes due 2021 (the “2021 Notes”) and to pay related premiums, fees and expenses. Any remaining net proceeds will be used for general corporate purposes. The closing of the offering of the 2030 Notes is expected to occur, subject to certain customary conditions, on August 22, 2019.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein. A copy of the press release announcing the pricing of the offering of the 2030 Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cash Tender Offer

On August 15, 2019, the Company issued a press release announcing its commencement of a cash tender offer (the “Tender Offer”) for up to $100.0 million aggregate principal amount of its outstanding 2034 Notes, which is subject to a number of conditions, including the completion by the Company of the offering of its 2030 Notes on terms and conditions satisfactory to the Company. The Tender Offer is being made only pursuant to the Offer to Purchase, dated August 15, 2019 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offer. The Offer to Purchase does not constitute a notice of redemption of the 2021 Notes, and this Current Report on Form 8-K is neither an offer to purchase nor the solicitation of an offer to sell any 2034 Notes.

The Tender Offer will expire at 11:59 p.m., New York City time, on September 12, 2019, unless extended or earlier terminated, and tendered 2034 Notes may be withdrawn at or prior to, but not after, 5:00 p.m., New York City time, on August 28, 2019, unless extended or earlier terminated. The foregoing is qualified by reference to the press release announcing the commencement of the Tender Offer that is attached as Exhibit 99.2 and is incorporated by reference herein.

Redemption

On August 16, 2019, the Company issued a notice of redemption for $250.0 million aggregate principal amount of its outstanding 2021 Notes. The redemption date for the 2021 Notes will be September 3, 2019 (the “Redemption Date”). The redemption price for the 2021 Notes will be calculated in accordance with the indenture and the officers’ certificate governing the 2021 Notes and will be equal to 100% of the principal amount of the 2021 Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. As of June 30, 2019, $300.0 million aggregate principal amount of the Company’s 2021 Notes were outstanding. The foregoing does not constitute a notice of redemption for the 2021 Notes.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated August 15, 2019.

99.1	Press release announcing the pricing of the offering of 2030 Notes, dated August 15, 2019.

99.2	Press release announcing the commencement of the Tender Offer, dated August 15, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: August 16, 2019	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary